First Quarter 2019 Supplemental Financial Information March 31, 2019 Host Hotels & Resorts, Inc. Exhibit 99.2

Table of Contents Host Hotels & Resorts  PAGE NO.OverviewAbout Host Hotels & Resorts   PAGEREF About_HHR \h \* MERGEFORMAT 3Forward-Looking Statements  4Comparable Hotel Operating Statistics and Non-GAAP Financial Measures  4Corporate Financial InformationCondensed Consolidated Balance Sheets (unaudited)March 31, 2019 and December 31, 2018  6Condensed Consolidated Statements of Operations (unaudited)Quarter Ended March 31, 2019 and 2018  7Earnings per Common Share (unaudited)Quarter Ended March 31, 2019 and 20188Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre  9Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share  10Property Level DataComparable Hotel Results12Comparable Hotel Results by Location in Nominal US$   PAGEREF Comp_Hotel_Results_Location \h \* MERGEFORMAT 14Top 40 Domestic Hotels by RevPAR for the Year Ended December 31, 2018 and 2016  18CapitalizationComparative Capitalization PAGEREF Comparative_Capitalization \h \* MERGEFORMAT 23Consolidated Debt Summary PAGEREF Consol_Debt_Summary \h \* MERGEFORMAT 24Consolidated Debt Maturity as of March 31, 2019 PAGEREF Debt_Mat_9_30_2017 \h \* MERGEFORMAT 25Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio   PAGEREF Recon_Credit_Fac_Lev_Ratio_to_Gaap \h \* MERGEFORMAT 26Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio  27Reconciliation of GAAP Interest Coverage Ratio to EBITDA to Interest Coverage Ratio28Ground Lease Summary292019 Outlook2019 Outlook31Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts  32Schedule of Comparable Hotel Results for 2019 Forecasts   PAGEREF Sched_Comp_Hotel_Results_2017_FC \h \* MERGEFORMAT 33Notes to Supplemental Financial Information  Forecasts PAGEREF Forecasts \h \* MERGEFORMAT 35Comparable Hotel Operating Statistics    PAGEREF Comp_Hotel_Op_Stats \h \* MERGEFORMAT 35Non-GAAP Financial Measures    PAGEREF NonGAAP_Fin_Measures \h \* MERGEFORMAT 36

Overview About Host Hotels & Resorts Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 87 properties in the United States and five properties internationally totaling approximately 51,500 rooms. The Company also holds non-controlling interests in six domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands in the operation of properties in over 50 major markets. For additional information, please visit the Company’s website at www.hosthotels.com. Host Hotels & Resorts, Inc., herein referred to as “we,” the “Company” or “Host Inc.,” is a self-managed and self-administered real estate investment trust (“REIT”) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of March 31, 2019, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K. Host Hotels & Resorts Corporate Headquarters Host Hotels & Resorts, Inc. 6903 Rockledge Drive, Suite 1500 Bethesda, MD 20817 Phone: 240-744-5484 Website: www.hosthotels.com Contacts James F. Risoleo, Chief Executive Officer Michael D. Bluhm, Chief Financial Officer Gee Lingberg, Senior Vice President, Treasurer, Corporate Finance & Investor Relations Analyst Coverage Bank of America Merrill Lynch Shaun Kelley 646-855-1005 shaun.kelley@baml.com Barclays Capital Anthony Powell 212-526-8768 anthony.powell@barclays.com BTIG James Sullivan 212-738-6139 jsullivan@btig.com Citi Investment Research Smedes Rose 212-816-6243 smedes.rose@citi.com Deutsche Banc Securities Chris Woronka 212-250-9376 Chris.Woronka@db.com Evercore ISI Richard Hightower 212-752-0886 rhightower@evercoreisi.com Goldman Sachs & Co. Stephen Grambling 212-902-7832 Stephen.Grambling@gs.com Green Street Advisors Lukas Hartwich 949-640-8780 lhartwich@greenstreetadvisors.com Instinet LLC Harry Curtis 212-310-5414 Harry.curtis@instinet.com Jefferies David Katz 212-323-3355 dkatz@jefferies.com J.P. Morgan Securities Joe Greff 212-622-0548 Joseph.greff@jpmorgan.com Morgan Stanley & Co. Thomas Allen 212-761-3356  Thomas.Allen@morganstanley.com Raymond James & Associates Bill Crow 727-567-2594 Bill.crow@raymondjames.com RBC Capital Markets Wes Golladay 440-715-2650 Wes.Golladay@rbccm.com Robert W. Baird Mike Bellisario 414-298-6130 mbellisario@rwbaird.com Stifel, Nicolaus & Co. Simon Yarmak 443-224-1345 yarmaks@stifel.com SunTrust Robert Humphrey C. Patrick Scholes 212-319-3915 Patrick.scholes@suntrust.com UBS Securities LLC Robin Farley 212-713-2060 Robin.farley@ubs.com Wells Fargo Securities LLC Jeff Donnelly 617-603-4262 Jeff.donnelly@wellsfargo.com Wolfe Research Jared Shojaian 646-854-0722 jshojaian@wolferesearch.com The Company is followed by the analysts listed above.  Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management.  The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

Overview Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of May 1, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Comparable Hotel Operating Statistics and Non-GAAP Financial Measures To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis. See the Notes to Supplemental Financial Information for the details on how we determine our comparable hotel set. Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA (for both the Company and hotel level), (iii) EBITDAre and Adjusted EBITDAre and (iv) Comparable Hotel Property Level Operating Results (and the related margins). Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use. Also included in this supplemental information is our leverage and fixed charge coverage ratios, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use. Host Hotels & Resorts

Corporate Financial Information Host Hotels & Resorts

Corporate Financial Information Condensed Consolidated Balance Sheets (unaudited, in millions, except shares and per share amounts) Host Hotels & Resorts March 31, 2019 December 31, 2018 ASSETS Property and equipment, net $10,296 $9,760 Right-of-use assets (1) 616 — Assets held for sale 31 281 Due from managers 145 71 Advances to and investments in affiliates 54 48 Furniture, fixtures and equipment replacement fund 191 213 Other 162 175 Cash and cash equivalents 1,082 1,542 Total assets $12,577 $12,090 LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY Debt Senior notes $2,783 $2,782 Credit facility, including term loans of $998 1,051 1,049 Other debt 28 6 Total debt 3,862 3,837 Lease liabilities (1) 625 — Accounts payable and accrued expenses 240 293 Other 183 266 Total liabilities 4,910 4,396 Redeemable non-controlling interests - Host Hotels & Resorts, L.P. 147 128 Host Hotels & Resorts, Inc. stockholders’ equity: Common stock, par value $.01, 1,050 million shares authorized, 740.9 million shares and 740.4 million shares issued and outstanding, respectively 7 7 Additional paid-in capital 8,138 8,156 Accumulated other comprehensive loss (59) (59) Deficit (573) (610) Total equity of Host Hotels & Resorts, Inc. stockholders 7,513 7,494 Non-redeemable non-controlling interests—other consolidated partnerships 7 72 Total equity 7,520 7,566 Total liabilities, non-controlling interests and equity $12,577 $12,090 ___________ (1) On January 1, 2019, we adopted Accounting Standards Update No. 2016-02, Leases (Topic 842), as amended. The new standard requires all leases, including operating leases, be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized right of use assets of $616 million and lease liabilities of $625 million as of March 31, 2019. The adoption did not affect our statement of operations.

Corporate Financial Information Condensed Consolidated Statements of Operations (unaudited, in millions, except per share amounts) Host Hotels & Resorts Quarter ended March 31, 2019 2018 Revenues Rooms $857 $844 Food and beverage 433 413 Other 100 89 Total revenues 1,390 1,346 Expenses Rooms 217 224 Food and beverage 285 278 Other departmental and support expenses 327 315 Management fees 54 54 Other property-level expenses 92 98 Depreciation and amortization 170 178 Corporate and other expenses 29 28 Total operating costs and expenses 1,174 1,175 Operating profit 216 171 Interest income 8 3 Interest expense (43) (44) Gain on sale of assets 5 120 Equity in earnings of affiliates 5 10 Income before income taxes 191 260 Provision for income taxes (2) (4) Net income 189 256 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. $186 $253 Basic and diluted earnings per common share $ .25 $ .34

Corporate Financial Information Earnings per Common Share (unaudited, in millions, except per share amounts) ___________ (1) Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period. Host Hotels & Resorts Quarter ended March 31, 2019 2018 Net income $189 $256 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. $186 $253 Basic weighted average shares outstanding 740.6 739.2 Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market .2 .4 Diluted weighted average shares outstanding (1) 740.8 739.6 Basic and diluted earnings per common share $.25 $.34

Corporate Financial Information (unaudited, in millions) Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre (1) __________ (1) See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures. (2) Reflects the sale of one hotel in each of 2019 and 2018. (3) Represents our share of earnings and pro rata EBITDAre from the European Joint Venture (“Euro JV”). Our approximate one-third non-controlling interest was sold on December 21, 2018.   Host Hotels & Resorts Quarter ended March 31, 2019 2018 Net income $189 $256 Interest expense 43 44 Depreciation and amortization 170 170 Income taxes 2 4 EBITDA 404 474 Gain on dispositions (2) (2) (119) Non-cash impairment expense — 8 Equity investment adjustments: Equity in earnings of Euro JV (3) — (2) Equity in earnings of affiliates other than Euro JV (5) (8) Pro rata EBITDAre of Euro JV (3) — 7 Pro rata EBITDAre of equity investments other than Euro JV 9 10 EBITDAre and Adjusted EBITDAre $406 $370

Corporate Financial Information (unaudited, in millions, except per share amounts) Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share(1) __________ (1-2) Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre. (3) Effective January 1, 2019, we adopted NAREIT’s Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. See the Notes to Supplemental Financial Information for a description of NAREIT FFO. (4) Earnings per diluted share and NAREIT FFO and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive. Host Hotels & Resorts Quarter ended March 31, 2019 2018 Net income $189 $256 Less: Net income attributable to non-controlling interests (3) (3) Net income attributable to Host Inc. 186 253 Adjustments: Gain on dispositions (2) (2) (119) Depreciation and amortization 169 169 Non-cash impairment expense — 8 Equity investment adjustments: Equity in earnings of affiliates (5) (10) Pro rata FFO of equity investments 9 16 Consolidated partnership adjustments: FFO adjustment for non-controlling partnerships 1 — FFO adjustments for non-controlling interests of Host L.P. (2) (1) NAREIT FFO and Adjusted FFO (3) $356 $316 For calculation on a per share basis (4): Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO 740.8 739.6 Diluted earnings per common share $.25 $.34 NAREIT FFO and Adjusted FFO per diluted share $.48 $.43

Property Level Data Host Hotels & Resorts

Property Level Data (unaudited, in millions, except hotel statistics) Comparable Hotel Results (1) Host Hotels & Resorts Quarter ended March 31, 2019 2018 Number of hotels 87 87 Number of rooms 47,982 47,982 Change in comparable hotel RevPAR (2) Constant US$ (1.0)% — Nominal US$ (1.1)% — Operating profit margin (3) 15.5% 12.7% Comparable hotel EBITDA margin (3) 28.1% 27.6% Food and beverage profit margin (3) 34.2% 32.7% Comparable hotel food and beverage profit margin (3) 34.3% 34.2% Net income $189 $256 Depreciation and amortization 170 178 Interest expense 43 44 Provision for income taxes 2 4 Gain on sale of property and corporate level income/expense 11 (105) Non-comparable hotel results, net (4) (82) (51) Comparable hotel EBITDA $333 $326

Property Level Data

Comparable Hotel Results (1) (continued)

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2019				Quarter ended March 31, 2018			
		Adjustments				Adjustments		
	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results
Revenues								
Room	$857	$(124)	$—	$733	$844	$(103)	$—	$741
Food and beverage	433	(61)	—	372	413	(41)	—	372
Other	100	(21)	—	79	89	(20)	—	69
Total revenues	1,390	(206)	—	1,184	1,346	(164)	—	1,182
Expenses								
Room	217	(29)	—	188	224	(31)	—	193
Food and beverage	285	(41)	—	244	278	(33)	—	245
Other	473	(54)	—	419	467	(49)	—	418
Depreciation and amortization	170	—	(170)	—	178	—	(178)	—
Corporate and other expenses	29	—	(29)	—	28	—	(28)	—
Total expenses	1,174	(124)	(199)	851	1,175	(113)	(206)	856
Operating Profit - Comparable Hotel EBITDA	$216	$(82)	$199	$333	$171	$(51)	$206	$326

(1) See the Notes to Supplemental Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(2) RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(3) Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.
(4) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, and (ii) the results of our office spaces and other non-hotel income.

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Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended March 31, 2019								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room (2)	Hotel Net Income	Hotel EBITDA (1)
Maui/Oahu	3	1,682	$399.24	89.2%	$356.00	$80.7	$532.84	$21.9	$31.0
Jacksonville	1	446	367.78	78.6	289.04	27.7	690.11	7.4	9.7
Phoenix	5	2,163	339.86	84.1	285.90	108.7	558.61	35.8	49.1
Florida Gulf Coast	3	940	328.81	85.0	279.47	43.5	513.44	14.6	18.4
Los Angeles	4	1,726	223.86	86.5	193.59	44.9	289.21	4.3	9.5
San Francisco/San Jose	5	2,353	252.45	76.0	191.79	55.8	263.48	13.3	20.3
Miami	2	843	210.99	86.9	183.31	18.7	246.12	7.0	8.2
San Diego	4	4,341	235.04	77.4	181.93	129.0	330.16	20.1	40.6
Washington, D.C. (CBD) (3)	5	3,238	247.89	73.3	181.79	75.1	257.64	9.3	19.3
Atlanta	5	1,936	224.73	77.9	175.00	46.2	264.96	13.0	18.2
New Orleans	1	1,333	209.79	81.6	171.18	30.0	249.87	8.5	11.3
New York	3	4,259	236.38	72.0	170.27	102.6	267.69	(17.0)	(4.3)
Orlando	1	2,004	208.20	79.0	164.41	69.5	385.22	20.4	26.0
San Antonio	2	1,513	196.01	77.4	151.75	31.3	229.98	6.4	9.1
Orange County	4	1,432	193.05	78.2	150.88	30.4	235.97	6.6	9.7
Seattle	2	1,315	194.12	77.4	150.15	24.1	203.91	(0.5)	3.6
Philadelphia	2	810	190.16	78.1	148.48	17.7	242.24	—	3.3
Houston	4	1,716	182.60	75.8	138.36	31.0	201.04	4.3	9.2
Northern Virginia	5	1,919	189.73	69.6	132.13	35.5	205.63	4.4	8.8
Boston	4	3,185	185.32	68.3	126.54	53.8	187.82	(2.5)	6.5
Denver	3	1,340	161.82	64.7	104.75	19.1	158.27	0.6	4.9
Chicago	6	2,393	141.59	62.4	88.30	26.7	124.01	(8.0)	(0.9)
Other	8	3,596	174.04	70.4	122.54	63.3	195.66	11.2	17.0
Domestic	82	46,483	227.85	75.5	172.07	1,165.3	278.54	181.1	328.5
International	5	1,499	143.88	67.6	97.32	19.0	140.81	1.4	4.1
All Locations - Nominal US$	87	47,982	$225.49	75.3%	$169.74	$1,184.3	$274.24	$182.5	$332.6
Non-comparable hotels	6	3,803	—	—	—	206.0	—	63.0	82.0
Gain on sale of property and corporate level income/expense						—		(56.5)	(10.5)
Total	93	51,785	—	—	—	$1,390.3	—	$189.0	$404.1

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) Total Revenue per Available Room ("Total RevPAR") is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.

(3) CBD refers to the central business district.

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Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2019						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$21.9	$9.1	$—	$—	$31.0
Jacksonville	1	446	7.4	2.3	—	—	9.7
Phoenix	5	2,163	35.8	13.3	—	—	49.1
Florida Gulf Coast	3	940	14.6	3.8	—	—	18.4
Los Angeles	4	1,726	4.3	5.2	—	—	9.5
San Francisco/San Jose	5	2,353	13.3	7.0	—	—	20.3
Miami	2	843	7.0	1.2	—	—	8.2
San Diego	4	4,341	20.1	20.5	—	—	40.6
Washington, D.C. (CBD)	5	3,238	9.3	10.0	—	—	19.3
Atlanta	5	1,936	13.0	5.2	—	—	18.2
New Orleans	1	1,333	8.5	2.8	—	—	11.3
New York	3	4,259	(17.0)	12.7	—	—	(4.3)
Orlando	1	2,004	20.4	5.6	—	—	26.0
San Antonio	2	1,513	6.4	2.7	—	—	9.1
Orange County	4	1,432	6.6	3.1	—	—	9.7
Seattle	2	1,315	(0.5)	4.1	—	—	3.6
Philadelphia	2	810	—	3.3	—	—	3.3
Houston	4	1,716	4.3	4.9	—	—	9.2
Northern Virginia	5	1,919	4.4	4.4	—	—	8.8
Boston	4	3,185	(2.5)	9.0	—	—	6.5
Denver	3	1,340	0.6	4.3	—	—	4.9
Chicago	6	2,393	(8.0)	7.1	—	—	(0.9)
Other	8	3,596	11.2	5.8	—	—	17.0
Domestic	82	46,483	181.1	147.4	—	—	328.5
International	5	1,499	1.4	2.7	—	—	4.1
All Locations - Nominal US$	87	47,982	$182.5	$150.1	$—	$—	$332.6
Non-comparable hotels	6	3,803	63.0	19.0	—	—	82.0
Gain on sale of property and corporate level income/expense			(56.5)	1.2	43.3	1.5	(10.5)
Total	93	51,785	$189.0	$170.3	$43.3	$1.5	$404.1

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Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended March 31, 2018								
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room [2]	Hotel Net Income	Hotel EBITDA [1]
Maui/Oahu	3	1,682	$396.73	91.4%	$362.47	$80.5	$531.58	$21.8	$31.1
Jacksonville	1	446	355.15	71.3	253.14	22.6	563.13	4.1	6.3
Phoenix	5	2,163	317.94	83.7	266.02	97.5	500.79	28.7	41.0
Florida Gulf Coast	3	940	323.19	84.6	273.36	41.7	492.75	14.0	17.3
Los Angeles	4	1,726	230.25	89.2	205.41	46.2	297.68	5.4	10.7
San Francisco/San Jose	5	2,353	225.49	80.2	180.76	53.7	253.81	10.0	16.9
Miami	2	843	207.22	88.5	183.36	18.5	243.79	6.6	8.3
San Diego	4	4,341	231.83	81.9	189.78	132.5	339.36	22.6	43.0
Washington, D.C. (CBD)	5	3,238	250.33	71.8	179.63	73.4	251.82	8.0	18.1
Atlanta	5	1,936	192.08	78.7	151.15	42.0	241.32	8.8	14.4
New Orleans	1	1,333	197.38	82.7	163.21	28.3	235.93	7.6	10.2
New York	3	4,259	252.47	77.7	196.18	115.8	302.16	(15.1)	1.6
Orlando	1	2,004	210.77	81.6	172.05	69.9	387.34	20.8	26.4
San Antonio	2	1,513	198.26	75.7	150.18	30.4	223.21	5.8	8.6
Orange County	4	1,432	192.00	76.3	146.53	28.7	222.90	5.4	8.6
Seattle	2	1,315	201.47	75.1	151.30	24.6	207.92	0.7	4.5
Philadelphia	2	810	192.13	83.5	160.48	19.1	261.55	1.1	4.4
Houston	4	1,716	178.84	76.5	136.75	32.4	209.48	5.6	10.9
Northern Virginia	5	1,919	186.56	71.7	133.83	36.1	208.84	3.7	8.4
Boston	4	3,185	183.76	70.7	129.97	53.8	187.52	(3.2)	5.5
Denver	3	1,340	152.93	67.5	103.26	18.3	152.01	(0.3)	4.3
Chicago	6	2,393	148.46	67.2	99.80	29.7	137.85	(5.7)	1.6
Other	8	3,596	176.71	72.2	127.59	67.0	206.96	12.6	19.6
Domestic	82	46,483	224.59	77.5	174.11	1,162.7	277.94	169.0	321.7
International	5	1,499	153.01	61.9	94.70	19.4	144.06	1.1	4.0
All Locations - Nominal US$	87	47,982	$222.79	77.0%	$171.63	$1,182.1	$273.75	$170.1	$325.7
Non-comparable hotels	6	3,803	—	—	—	164.3	—	36.2	50.9
Gain on sale of property and corporate level income/expense						—		49.7	97.2
Total	93	51,785	—	—	—	$1,346.4	—	$256.0	$473.8

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property and corporate level income/expense". Refer to the table below for reconciliation of net income to EBITDA by location.

(2) For the quarter ended March 31, 2018, comparable Total RevPAR on a constant dollar basis was $273.43.

16

Host Hotels & Resorts

Property Level Data

Comparable Hotel Results by Location in Nominal US$
Reconciliation of Hotel Net Income to Hotel EBITDA

(unaudited, in millions, except hotel statistics)

	Quarter ended March 31, 2018						
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	3	1,682	$21.8	$9.3	$—	$—	$31.1
Jacksonville	1	446	4.1	2.2	—	—	6.3
Phoenix	5	2,163	28.7	12.3	—	—	41.0
Florida Gulf Coast	3	940	14.0	3.3	—	—	17.3
Los Angeles	4	1,726	5.4	5.3	—	—	10.7
San Francisco/San Jose	5	2,353	10.0	6.9	—	—	16.9
Miami	2	843	6.6	1.7	—	—	8.3
San Diego	4	4,341	22.6	20.4	—	—	43.0
Washington, D.C. (CBD)	5	3,238	8.0	10.1	—	—	18.1
Atlanta	5	1,936	8.8	5.6	—	—	14.4
New Orleans	1	1,333	7.6	2.6	—	—	10.2
New York	3	4,259	(15.1)	16.7	—	—	1.6
Orlando	1	2,004	20.8	5.6	—	—	26.4
San Antonio	2	1,513	5.8	2.8	—	—	8.6
Orange County	4	1,432	5.4	3.2	—	—	8.6
Seattle	2	1,315	0.7	3.8	—	—	4.5
Philadelphia	2	810	1.1	3.3	—	—	4.4
Houston	4	1,716	5.6	5.3	—	—	10.9
Northern Virginia	5	1,919	3.7	4.7	—	—	8.4
Boston	4	3,185	(3.2)	8.7	—	—	5.5
Denver	3	1,340	(0.3)	4.6	—	—	4.3
Chicago	6	2,393	(5.7)	7.3	—	—	1.6
Other	8	3,596	12.6	7.0	—	—	19.6
Domestic	82	46,483	169.0	152.7	—	—	321.7
International	5	1,499	1.1	2.9	—	—	4.0
All Locations - Nominal US$	87	47,982	$170.1	$155.6	$—	$—	$325.7
Non-comparable hotels	6	3,803	36.2	13.5	1.2	—	50.9
Gain on sale of property and corporate level income/expense			49.7	0.9	42.4	4.2	97.2
Total	93	51,785	$256.0	$170.0	$43.6	$4.2	$473.8

17

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by RevPAR For the Year ended December 31, 2018

(unaudited, in millions, except hotel statistics and per room basis)

Year ended December 31, 2018

	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA [1]
1	Fairmont Kea Lani, Maui	Maui/Oahu	450	$599.46	84.8%	$508.25	$120.8	$735.38	$25.8	$42.1
2	Andaz Maui at Wailea Resort [3]	Maui/Oahu	301	580.51	85.1	494.08	85.3	776.69	14.6	23.4
3	The Ritz-Carlton, Naples	Florida Gulf Coast	450	616.00	54.9	338.31	111.6	679.12	18.7	32.0
4	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	327.56	92.2	301.99	151.5	514.96	38.2	53.3
5	The Ritz-Carlton, Marina del Rey	Los Angeles	304	360.20	83.6	301.04	53.4	481.01	8.2	12.8
6	New York Marriott Marquis	New York	1,966	331.90	89.4	296.65	332.7	463.70	37.2	66.5
7	Grand Hyatt San Francisco [3]	San Francisco/San Jose	668	312.40	90.4	282.51	88.0	364.02	10.4	22.1
8	The Ritz-Carlton, Amelia Island	Jacksonville	446	364.02	74.0	269.32	97.9	601.08	23.7	32.5
9	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	282.47	92.3	260.68	32.0	307.26	5.4	9.3
10	W Hollywood	Los Angeles	305	305.35	83.1	253.74	47.1	422.65	3.2	10.6
11	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	285.01	86.2	245.82	196.3	358.51	33.5	50.2
12	The Phoenician, A Luxury Collection Resort	Phoenix	645	345.15	70.3	242.79	127.3	540.65	4.9	34.6
13	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	269.23	84.9	228.51	89.6	315.96	20.1	28.3
14	Sheraton New York Times Square Hotel	New York	1,780	264.13	85.9	226.94	205.3	315.91	(3.0)	24.7
15	New York Marriott Downtown	New York	513	258.08	85.7	221.28	52.3	279.39	9.1	13.7
16	Axiom Hotel	San Francisco/San Jose	152	251.97	86.9	218.84	15.2	275.17	3.6	8.0
17	Marina del Rey Marriott	Los Angeles	370	243.03	89.4	217.35	41.7	308.60	9.4	12.7
18	W Seattle	Seattle	424	256.50	84.3	216.31	41.3	266.77	7.8	13.7
19	Marriott Marquis San Diego Marina	San Diego	1,360	254.86	82.5	210.16	182.9	368.51	30.4	63.9
20	Boston Marriott Copley Place	Boston	1,144	246.20	85.3	209.89	123.2	295.13	23.4	35.2
21	The Westin Chicago River North	Chicago	429	256.19	81.7	209.19	45.6	290.91	7.1	13.3
22	Coronado Island Marriott Resort & Spa	San Diego	300	258.73	80.7	208.82	36.2	330.94	5.3	11.3
23	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	262.94	76.7	201.57	53.0	365.08	4.9	11.9
24	The Don CeSar	Florida Gulf Coast	347	285.69	70.3	200.90	53.5	422.70	10.8	17.4
25	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	360.68	55.4	199.76	38.2	354.27	4.4	9.7
26	Manchester Grand Hyatt San Diego	San Diego	1,628	240.23	82.7	198.59	205.1	345.17	42.9	72.2
27	Embassy Suites by Hilton Chicago Downtown Magnificent Mile	Chicago	455	223.00	88.6	197.53	36.9	221.93	5.2	10.7
28	Grand Hyatt Washington	Washington, D.C. (CBD)	897	249.93	78.6	196.34	97.6	298.10	15.0	30.7
29	The Logan	Philadelphia	391	240.52	81.6	196.20	54.4	381.43	7.1	17.3
30	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	233.82	82.8	193.56	41.9	250.33	9.4	12.0
31	The Westin Seattle	Seattle	891	232.68	83.0	193.20	87.4	268.69	15.1	24.9
32	The Westin Georgetown, Washington D.C.	Washington, D.C. (CBD)	267	235.36	81.6	192.10	23.0	235.96	3.4	6.6
33	Sheraton Boston Hotel	Boston	1,220	235.10	80.0	188.07	107.0	240.39	9.1	24.3
34	Santa Clara Marriott	San Francisco/San Jose	759	250.37	74.5	186.61	72.8	262.78	23.8	26.3
35	Hyatt Regency Cambridge, Overlooking Boston	Boston	470	220.93	83.6	184.79	43.5	253.52	13.5	18.1
36	The Westin Kierland Resort & Spa	Phoenix	732	247.61	73.9	182.88	115.2	431.05	26.2	37.2
37	Hyatt Place Waikiki Beach	Maui/Oahu	426	196.09	92.7	181.70	30.7	197.67	6.0	11.2
38	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	200.65	90.1	180.74	76.5	265.79	9.3	23.4
39	The St. Regis Houston	Houston	232	289.56	61.5	178.15	24.6	290.42	1.6	4.4
40	Hyatt Regency Coconut Point Resort and Spa [3]	Florida Gulf Coast	454	228.90	77.1	176.50	63.5	383.23	11.3	18.0
	Total Top 40		26,485	$280.39	82.6%	$231.55	$3,502.0	$362.34	$556.0	$990.5 *
	Remaining 62 hotels [2]		24,866	176.96	76.0%	134.55	1,896.6	208.97	304.1	553.5
	Pro forma adjustment for three Hyatt hotel acquisition [3]						(65.8)		(15.2)	(22.0)
	Gain on sale of property, sold property operations, and corporate level income/expense						191.4		306.1	39.8
	Total		51,351	—	—	—	$5,524.2	—	$1,151.0	$1,561.8

*Represents 63% of our EBITDAre.

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense". Refer to the table below for reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel's EBITDAre, as defined in the Notes to Supplemental Financial Information.

(2) The Westin New York Grand Central is excluded from this total as it was sold subsequent to year end on January 9, 2019. Its operations for the year are included in sold property operations.

(3) The operating results for the three hotels acquired in March 2018 are included on a pro forma basis, which includes operating results assuming the hotels were owned as of January 1, 2018 and based on actual results obtained from the manager for periods prior to our ownership. For these hotels, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

18

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDA*re*

(unaudited, in millions, except hotel statistics)

Year ended December 31, 2018

	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Equals: Hotel EBITDA
1	Fairmont Kea Lani, Maui	Maui/Oahu	450	$25.8	$16.3	$-	$-	$-	$-	$42.1
2	Andaz Maui at Wailea Resort [2]	Maui/Oahu	301	14.6	8.8	-	-	-	-	23.4
3	The Ritz-Carlton, Naples	Florida Gulf Coast	450	18.7	13.3	-	-	-	-	32.0
4	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	38.2	15.1	-	-	-	-	53.3
5	The Ritz-Carlton, Marina del Rey	Los Angeles	304	8.2	4.6	-	-	-	-	12.8
6	New York Marriott Marquis	New York	1,966	37.2	29.3	-	-	-	-	66.5
7	Grand Hyatt San Francisco [2]	San Francisco/San Jose	668	10.4	11.7	-	-	-	-	22.1
8	The Ritz-Carlton, Amelia Island	Jacksonville	446	23.7	8.8	-	-	-	-	32.5
9	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	5.4	3.9	-	-	-	-	9.3
10	W Hollywood	Los Angeles	305	3.2	7.4	-	-	-	-	10.6
11	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	33.5	16.7	-	-	-	-	50.2
12	The Phoenician, A Luxury Collection Resort	Phoenix	645	4.9	29.7	-	-	-	-	34.6
13	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	20.1	8.2	-	-	-	-	28.3
14	Sheraton New York Times Square Hotel	New York	1,780	(3.0)	27.7	-	-	-	-	24.7
15	New York Marriott Downtown	New York	513	9.1	4.6	-	-	-	-	13.7
16	Axiom Hotel	San Francisco/San Jose	152	3.6	4.4	-	-	-	-	8.0
17	Marina del Rey Marriott	Los Angeles	370	9.4	3.3	-	-	-	-	12.7
18	W Seattle	Seattle	424	7.8	5.9	-	-	-	-	13.7
19	Marriott Marquis San Diego Marina	San Diego	1,360	30.4	33.5	-	-	-	-	63.9
20	Boston Marriott Copley Place	Boston	1,144	23.4	11.8	-	-	-	-	35.2
21	The Westin Chicago River North	Chicago	429	7.1	6.2	-	-	-	-	13.3
22	Coronado Island Marriott Resort & Spa	San Diego	300	5.3	6.0	-	-	-	-	11.3
23	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	4.9	7.0	-	-	-	-	11.9
24	The Don CeSar	Florida Gulf Coast	347	10.8	6.6	-	-	-	-	17.4
25	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	4.4	5.3	-	-	-	-	9.7
26	Manchester Grand Hyatt San Diego	San Diego	1,628	42.9	29.3	-	-	-	-	72.2
27	Embassy Suites by Hilton Chicago Downtown Magnificent Mile	Chicago	455	5.2	5.5	-	-	-	-	10.7
28	Grand Hyatt Washington	Washington, D.C. (CBD)	897	15.0	15.7	-	-	-	-	30.7
29	The Logan	Philadelphia	391	7.1	10.2	-	-	-	-	17.3
30	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	9.4	2.6	-	-	-	-	12.0
31	The Westin Seattle	Seattle	891	15.1	9.8	-	-	-	-	24.9
32	The Westin Georgetown, Washington D.C.	Washington, D.C. (CBD)	267	3.4	3.2	-	-	-	-	6.6
33	Sheraton Boston Hotel	Boston	1,220	9.1	15.2	-	-	-	-	24.3
34	Santa Clara Marriott	San Francisco/San Jose	759	23.8	2.5	-	-	-	-	26.3
35	Hyatt Regency Cambridge, Overlooking Boston	Boston	470	13.5	4.6	-	-	-	-	18.1
36	The Westin Kierland Resort & Spa	Phoenix	732	26.2	11.0	-	-	-	-	37.2
37	Hyatt Place Waikiki Beach	Maui/Oahu	426	6.0	5.2	-	-	-	-	11.2
38	Hyatt Regency San Francisco Airport	San Francisco/San Jose	789	9.3	14.1	-	-	-	-	23.4
39	The St. Regis Houston	Houston	232	1.6	2.8	-	-	-	-	4.4
40	Hyatt Regency Coconut Point Resort and Spa [2]	Florida Gulf Coast	454	11.3	6.7	-	-	-	-	18.0
	Total Top 40		26,485	$556.0	$434.5	$-	$-	$-	$-	$990.5
	Remaining 62 hotels [1]		24,866	304.1	249.4	-	-	-	-	553.5
	Pro forma adjustment for three Hyatt hotel acquisition [2]			(15.2)	(6.8)	-	-	-	-	(22.0)
	Gain on sale of property, sold property operations and corporate level income/ expense			306.1	266.8	176.4	149.6	(902.9)	43.8	39.8
	Total		51,351	$1,151.0	$943.9	$176.4	$149.6	$(902.9)	$43.8	$1,561.8

(1) The Westin New York Grand Central is excluded from this total as it was sold subsequent to year end on January 9, 2019. Its operations for the year are included in sold property operations.
(2) The operating results for the three hotels acquired in March 2018 are included on a pro forma basis, which includes operating results assuming the hotels were owned as of January 1, 2018 and based on actual results obtained from the manager for periods prior to our ownership. For these hotels, since the operations include periods prior to our ownership, the results may not necessarily correspond to our actual results.

19
Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by RevPAR For the Year ended December 31, 2016

(unaudited, in millions, except hotel statistics and per room basis)

Year ended December 31, 2016

	Hotel	Location	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total Revenues	Total Revenues per Available Room	Hotel Net Income (Loss)	Hotel EBITDA [1]
1	Fairmont Kea Lani, Maui	Maui/Oahu	450	$552.99	86.4%	$478.00	$114.2	$693.52	$24.0	$40.6
2	The Ritz-Carlton, Naples	Florida Gulf Coast	450	535.08	70.2	375.57	130.6	793.07	26.6	40.5
3	W New York - Union Square [2]	New York	270	388.45	90.8	352.74	41.4	419.41	2.5	8.4
4	New York Marriott Marquis	New York	1,966	328.59	89.7	294.62	335.3	465.96	35.5	72.9
5	The Ritz-Carlton, Marina del Rey	Los Angeles	304	344.76	77.5	267.13	49.4	444.06	5.4	10.1
6	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	286.66	91.4	261.93	133.5	452.66	31.9	44.8
7	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	282.77	89.9	254.31	201.5	366.95	34.2	53.7
8	The Westin New York Grand Central [2]	New York	774	292.72	85.5	250.42	87.1	307.55	(4.8)	13.8
9	W New York [2]	New York	696	299.87	81.6	244.58	79.6	312.36	(6.7)	4.8
10	The Ritz-Carlton, Amelia Island	Jacksonville	446	337.37	71.5	241.38	87.1	533.76	16.9	26.7
11	Sheraton New York Times Square Hotel	New York	1,780	256.73	91.0	233.58	200.1	307.09	(5.5)	27.4
12	New York Marriott Downtown	New York	513	275.95	84.3	232.76	54.0	287.43	8.1	14.5
13	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	274.59	84.5	231.99	94.0	330.70	19.8	29.3
14	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	269.10	83.8	225.58	28.0	268.28	5.3	7.4
15	Marina del Rey Marriott	Los Angeles	370	247.51	87.1	215.66	41.6	306.99	9.6	12.8
16	The Westin Georgetown, Washington D.C.	Washington, D.C. (CBD)	267	246.27	86.6	213.27	26.8	274.56	4.8	8.7
17	The Westin Chicago River North	Chicago	429	253.06	82.4	208.61	48.5	308.95	9.7	16.2
18	The St. Regis Houston	Houston	232	299.88	67.2	201.62	26.5	312.23	2.6	6.1
19	The Phoenician, A Luxury Collection Resort	Phoenix	643	335.16	60.0	201.09	112.1	476.15	12.1	29.3
20	Boston Marriott Copley Place	Boston	1,144	241.25	82.2	198.28	118.8	283.73	20.2	33.0
21	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	312.69	62.6	195.76	37.2	344.25	4.4	8.9
22	Manchester Grand Hyatt San Diego	San Diego	1,628	225.46	86.3	194.66	188.9	316.97	35.9	67.2
23	Embassy Suites by Hilton Chicago Downtown Magnificent Mile	Chicago	455	219.80	88.5	194.62	36.0	216.38	6.4	12.3
24	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	243.12	79.4	193.12	42.9	255.36	8.5	11.9
25	Grand Hyatt Washington	Washington, D.C. (CBD)	897	239.83	80.3	192.54	94.3	287.27	12.3	27.4
26	Coronado Island Marriott Resort & Spa	San Diego	300	239.76	79.8	191.41	32.6	296.76	3.0	9.3
27	Marriott Marquis San Diego Marina	San Diego	1,360	235.82	80.2	189.15	151.3	303.96	20.0	47.1
28	Sheraton Boston Hotel	Boston	1,220	231.78	79.8	184.94	112.2	251.26	12.3	27.9
29	Hyatt Place Waikiki Beach	Maui/Oahu	426	196.17	93.5	183.47	30.0	192.50	6.4	11.8
30	Santa Clara Marriott	San Francisco/San Jose	759	244.25	73.4	179.27	71.4	257.08	21.3	25.4
31	Hyatt Regency Cambridge, Overlooking Boston	Boston	470	222.36	80.4	178.89	43.1	250.57	13.1	17.4
32	The Whitley, A Luxury Collection Hotel, Atlanta Buckhead	Atlanta	510	243.74	72.5	176.71	55.4	296.96	7.8	14.3
33	The Westin Seattle	Seattle	891	214.80	82.1	176.41	82.6	253.14	13.1	23.6
34	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	220.86	79.4	175.41	80.3	261.71	10.5	21.4
35	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	254.20	68.7	174.54	47.6	326.93	2.5	8.5
36	The Westin Kierland Resort & Spa	Phoenix	732	237.37	72.8	172.72	108.7	405.78	22.2	33.4
37	W Seattle	Seattle	424	237.42	71.5	169.79	34.0	218.89	4.5	10.3
38	Axiom Hotel	San Francisco/San Jose	152	236.22	70.3	166.05	11.4	166.72	1.5	5.5
39	Philadelphia Airport Marriott	Philadelphia	419	185.65	84.3	156.52	33.3	217.43	6.5	10.0
40	The Westin Denver Downtown	Denver	430	194.96	79.9	155.85	33.5	212.79	5.3	10.3
	Total Top 40		27,165	$268.71	82.1%	$220.73	$3,336.8	335.63	$469.7	$904.9*
	Remaining 68 hotels		27,001	174.51	72.9%	127.22	2,010.7	203.37	283.4	573.1
	Gain on sale of property, sold property operations, and corporate level income/expense						82.5		17.9	5.4
	Total		54,166	—	—	—	$5,430.0	—	$771.0	$1,483.4

*Represents 61% of our EBITDAre.

(1) Certain items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected below in "gain on sale of property, sold property operations and corporate level income/expense". Refer to the table below for reconciliation of net income (loss) to Hotel EBITDA. The total represents Host Hotel's EBITDAre, as defined in the Notes to Supplemental Financial Information.

(2) W New York – Union Square, W New York, and the Westin New York Grand Central were sold during 2018 and 2019.

20

Host Hotels & Resorts

Property Level Data

Top 40 Domestic Hotels by RevPAR Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and EBITDA*re*

(unaudited, in millions, except hotel statistics)

			Year ended December 31, 2018							
	Hotel	Location	No. of Rooms	Hotel Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Less: Gain on dispositions	Plus: Equity Investment Adjustments	Equals: Hotel EBITDA
1	Fairmont Kea Lani, Maui	Maui/Oahu	450	$24.0	$16.6	$-	$-	$-	$-	$40.6
2	The Ritz-Carlton, Naples	Florida Gulf Coast	450	26.6	13.9	-	-	-	-	40.5
3	W New York - Union Square (1)	New York	270	2.5	5.9	-	-	-	-	8.4
4	New York Marriott Marquis	New York	1,966	35.5	37.4	-	-	-	-	72.9
5	The Ritz-Carlton, Marina del Rey	Los Angeles	304	5.4	4.7	-	-	-	-	10.1
6	Hyatt Regency Maui Resort & Spa	Maui/Oahu	806	31.9	12.9	-	-	-	-	44.8
7	San Francisco Marriott Marquis	San Francisco/San Jose	1,500	34.2	19.5	-	-	-	-	53.7
8	The Westin New York Grand Central (1)	New York	774	(4.8)	18.6	-	-	-	-	13.8
9	W New York (1)	New York	696	(6.7)	11.5	-	-	-	-	4.8
10	The Ritz-Carlton, Amelia Island	Jacksonville	446	16.9	9.8	-	-	-	-	26.7
11	Sheraton New York Times Square Hotel	New York	1,780	(5.5)	32.9	-	-	-	-	27.4
12	New York Marriott Downtown	New York	513	8.1	6.4	-	-	-	-	14.5
13	JW Marriott Washington, DC	Washington, D.C. (CBD)	777	19.8	9.5	-	-	-	-	29.3
14	San Francisco Marriott Fisherman's Wharf	San Francisco/San Jose	285	5.3	2.1	-	-	-	-	7.4
15	Marina del Rey Marriott	Los Angeles	370	9.6	3.2	-	-	-	-	12.8
16	The Westin Georgetown, Washington D.C.	Washington, D.C. (CBD)	267	4.8	3.9	-	-	-	-	8.7
17	The Westin Chicago River North	Chicago	429	9.7	6.5	-	-	-	-	16.2
18	The St. Regis Houston	Houston	232	2.6	3.5	-	-	-	-	6.1
19	The Phoenician, A Luxury Collection Resort	Phoenix	643	12.1	17.2	-	-	-	-	29.3
20	Boston Marriott Copley Place	Boston	1,144	20.2	12.8	-	-	-	-	33.0
21	The Ritz-Carlton Golf Resort, Naples	Florida Gulf Coast	295	4.4	4.5	-	-	-	-	8.9
22	Manchester Grand Hyatt San Diego	San Diego	1,628	35.9	31.3	-	-	-	-	67.2
23	Embassy Suites by Hilton Chicago Downtown Magnificent Mile	Chicago	455	6.4	5.9	-	-	-	-	12.3
24	Washington Marriott at Metro Center	Washington, D.C. (CBD)	459	8.5	3.4	-	-	-	-	11.9
25	Grand Hyatt Washington	Washington, D.C. (CBD)	897	12.3	15.1	-	-	-	-	27.4
26	Coronado Island Marriott Resort & Spa	San Diego	300	3.0	6.3	-	-	-	-	9.3
27	Marriott Marquis San Diego Marina	San Diego	1,360	20.0	27.1	-	-	-	-	47.1
28	Sheraton Boston Hotel	Boston	1,220	12.3	15.6	-	-	-	-	27.9
29	Hyatt Place Waikiki Beach	Maui/Oahu	426	6.4	5.4	-	-	-	-	11.8
30	Santa Clara Marriott	San Francisco/San Jose	759	21.3	4.1	-	-	-	-	25.4
31	Hyatt Regency Cambridge, Overlooking Boston	Boston	470	13.1	4.3	-	-	-	-	17.4
32	The Whitley, A Luxury Collection Hotel, Atlanta Buckhead	Atlanta	510	7.8	6.5	-	-	-	-	14.3
33	The Westin Seattle	Seattle	891	13.1	10.5	-	-	-	-	23.6
34	Hyatt Regency Washington on Capitol Hill	Washington, D.C. (CBD)	838	10.5	10.9	-	-	-	-	21.4
35	The Ritz-Carlton, Tysons Corner	Northern Virginia	398	2.5	6.0	-	-	-	-	8.5
36	The Westin Kierland Resort & Spa	Phoenix	732	22.2	11.2	-	-	-	-	33.4
37	W Seattle	Seattle	424	4.5	5.8	-	-	-	-	10.3
38	Axiom Hotel	San Francisco/San Jose	152	1.5	4.0	-	-	-	-	5.5
39	Philadelphia Airport Marriott	Philadelphia	419	6.5	3.5	-	-	-	-	10.0
40	The Westin Denver Downtown	Denver	430	5.3	5.0	-	-	-	-	10.3
	Total Top 40		27,165	$469.7	$435.2	$-	$-	$-	$-	$904.9
	Remaining 68 hotels (2)		27,001	283.4	279.7	10.0	-	-	-	573.1
	Gain on sale of property, sold property operations, and corporate level income/expense			17.9	8.8	144.1	40.1	(249.9)	44.4	5.4
	Total		54,166	$771.0	$723.7	$154.1	$40.1	$(249.9)	$44.4	$1,483.4

(1) W New York – Union Square, W New York, and the Westin New York Grand Central were sold during 2018 and 2019.

21

Host Hotels & Resorts

Capitalization Host Hotels & Resorts

Capitalization

Comparative Capitalization

(in millions, except security pricing and per share amounts)

Shares/Units	As of March 31, 2019	As of December 31, 2018	As of September 30, 2018	As of June 30, 2018	As of March 31, 2018
Common shares outstanding	740.9	740.4	740.0	739.8	739.5
Common shares outstanding assuming conversion of OP Units (1)	748.6	748.1	748.1	748.0	747.8
Preferred OP Units outstanding	.01	.02	.02	.02	.02
Security pricing					
Common stock at end of quarter (2)	$18.90	$16.67	$21.10	$21.07	$18.64
High during quarter	20.14	20.97	21.94	22.25	21.30
Low during quarter	16.35	15.94	20.10	18.24	17.98
Capitalization					
Market value of common equity (3)	$14,149	$12,471	$15,785	$15,760	$13,939
Consolidated debt	3,862	3,837	4,079	4,228	4,266
Less: Cash	(1,082)	(1,542)	(1,269)	(646)	(323)
Consolidated total capitalization	16,929	14,766	18,595	19,342	17,882
Plus: Share of debt in unconsolidated investments	148	150	456	458	477
Pro rata total capitalization	$17,077	$14,916	$19,051	$19,800	$18,359

	Quarter ended March 31, 2019	Quarter ended December 31, 2018	Quarter ended September 30, 2018	Quarter ended June 30, 2018	Quarter ended March 31, 2018
Dividends declared per common share	$0.20	$0.25	$0.20	$0.20	$0.20

(1) Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, there were 7.6 million, 7.5 million, 7.9 million, 8.0 million and 8.2 million common OP Units, respectively, held by non-controlling interests.
(2) Share prices are the closing price as reported by the New York Stock Exchange.
(3) Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.

23
Host Hotels & Resorts

Capitalization

Consolidated Debt Summary

(in millions)

Debt				
Senior debt	**Rate**	**Maturity date**	**March 31, 2019**	**December 31, 2018**
Series Z	6%	10/2021	$299	$299
Series B	5 ¼%	3/2022	348	348
Series C	4 ¾%	3/2023	448	447
Series D	3 ¾%	10/2023	398	398
Series E	4%	6/2025	497	497
Series F	4 ½%	2/2026	397	397
Series G	3 ⅞%	4/2024	396	396
2017 Credit facility term loan	3.6%	5/2021	499	499
2015 Credit facility term loan	3.6%	9/2020	499	499
Credit facility revolver (1)	3.0%	5/2021	53	51
			3,834	3,831
Other debt				
Other debt	5.0% - 8.8%	12/2020 - 02/2024	28	6
Total debt(2)(3)			$3,862	$3,837
Percentage of fixed rate debt			73%	73%
Weighted average interest rate			4.3%	4.4%
Weighted average debt maturity			3.9 years	4.2 years
Credit Facility				
Total capacity			$1,000	
Available capacity			944	
Assets encumbered by mortgage debt			—	

(1) The interest rate shown is the weighted average rate of the outstanding credit facility borrowings at March 31, 2019.
(2) In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of March 31, 2019, our share of debt in unconsolidated investments is $148 million and none of our debt is attributable to non-controlling interests.
(3) Total debt as of March 31, 2019 and December 31, 2018 includes net discounts and deferred financing costs of $22 million and $24 million, respectively.

24

Host Hotels & Resorts

Capitalization Consolidated Debt Maturity as of March 31, 2019 (1) The term loan and revolver under our credit facility that are due in 2021 have extension options that would extend the maturity of both instruments to 2022, subject to meeting certain conditions, including payment of a fee. Host Hotels & Resorts

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio GAAP Leverage Ratio March 31, 2019 Debt $3,862 Net income – trailing twelve months 1,084 GAAP Leverage Ratio 3.6x The following table presents the calculation of Host's leverage ratio using GAAP measures: The following table presents the calculation of Host's leverage ratio as used in the financial covenants of the credit facility: Leverage Ratio per Credit Facility March 31, 2019 Net debt (1) $2,902 Adjusted Credit Facility EBITDA – trailing twelve months (2) 1,565 Leverage Ratio 1.9x (1) The following presents the reconciliation of debt to net debt per our credit facility definition: March 31, 2019 Debt $3,862 Deferred financing cost 20 Less: Unrestricted cash over $100 million (980) Net debt per credit facility definition $2,902 (2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and EBITDA per our credit facility definition in determining leverage ratio: Host Hotels & Resorts Trailing twelve months March 31, 2019 Net income $1,084 Interest expense 175 Depreciation and amortization 684 Income taxes 148 EBITDA 2,091 Gain on dispositions (786) Non-cash impairment expense 252 Equity in earnings of affiliates (25) Pro rata EBITDAre of equity investments 66 EBITDAre and Adjusted EBITDAre 1,598 Pro forma EBITDA – Acquisitions 35 Pro forma EBITDA – Dispositions (41) Restricted stock expense and other non-cash items 14 Non-cash partnership adjustments (41) Adjusted Credit Facility EBITDA $1,565

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio The following tables present the calculation of our fixed charge coverage ratio using GAAP measures and as used in the financial covenants of the credit facility: GAAP Fixed Charge Coverage Ratio Credit Facility Fixed Charge Coverage Ratio Trailing twelve months March 31, 2019 Trailing twelve months March 31, 2019 Net income $1,084 Credit Facility Fixed Charge Coverage Ratio EBITDA(1) $1,287 Interest expense 175 Fixed Charges(2) 204 GAAP Fixed Charge Coverage Ratio 6.2x Credit Facility Fixed Charge Coverage Ratio 6.3x ___________ (1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA. Trailing twelve months March 31, 2019 Adjusted Credit Facility EBITDA $1,565 Less: 5% of Hotel Property Gross Revenue (278) Credit Facility Fixed Charge Coverage Ratio EBITDA $1,287 (2) The following table reconciles GAAP interest expense to interest expense per our credit facility definition to fixed charges: Trailing twelve months March 31, 2019 GAAP Interest expense $175 Deferred financing cost amortization (6) Capitalized interest 3 Accretion expense (2) Pro forma interest adjustments (5) Adjusted Credit Facility interest expense 165 Cash taxes on ordinary income 39 Fixed Charges $204 Host Hotels & Resorts

Capitalization (unaudited, in millions, except ratios) Reconciliation of GAAP Interest Coverage Ratio to EBITDA to Interest Coverage Ratio The following tables present the calculation of our interest coverage ratio using GAAP measures and as used in the senior notes indenture covenants: GAAP Interest Coverage Ratio Trailing twelve months March 31, 2019 Net income $1,084 Interest expense 175 GAAP Interest Coverage Ratio 6.2x EBITDA to Interest Coverage Ratio Trailing twelve months March 31, 2019 Adjusted Credit Facility EBITDA (1) $1,565 Non-controlling interest adjustment 1 Adjusted Senior Notes EBITDA $1,566 Adjusted Credit Facility interest expense (2) $165 EBITDA to Interest Coverage Ratio 9.5x __________ (1) See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income. (2) See Reconciliation of GAAP Fixed Charge Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense. This same measure is used for our senior notes. Host Hotels & Resorts

Capitalization

Ground Lease Summary as of December 31, 2018

		As of December 31, 2018				
	Hotel	No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options[1]
1	Atlanta Marriott Midtown Suites	254	Private	743,092	1/3/2025	1/3/2105
2	Boston Marriott Copley Place	1,144	Public	N/A [2]	12/13/2077	12/13/2077
3	Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
4	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
5	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
6	Houston Marriott Medical Center	395	Non-Profit	160,000	12/28/2019	12/28/2059
7	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2067
8	Marina del Rey Marriott	370	Public	1,777,140	3/31/2043	3/31/2043
9	Marriott Marquis San Diego Marina	1,360	Public	8,703,891	11/30/2061	11/30/2061
10	Newark Liberty International Airport Marriott	591	Public	2,476,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,206,786	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,001	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	San Ramon Marriott	368	Private	482,144	5/29/2034	5/29/2064
15	Santa Clara Marriott	759	Private	90,932	11/30/2028	11/30/2058
16	Sheraton San Diego Hotel & Marina	1,053	Public	2,195,987	10/31/2078	10/31/2078
17	Tampa Airport Marriott	298	Public	1,497,946	12/31/2033	12/31/2033
18	The Ritz-Carlton, Marina del Rey	304	Public	1,453,104	7/29/2067	7/29/2067
19	The Ritz-Carlton, Tysons Corner	398	Private	992,722	6/30/2112	6/30/2112
20	The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 [3]
21	The Westin Los Angeles Airport	747	Private	1,225,050	1/31/2054	1/31/2074 [4]
22	The Westin South Coast Plaza, Costa Mesa	390	Private	178,160	9/30/2025	9/30/2025
23	Toronto Marriott Downtown Eaton Centre Hotel	461	Non-Profit	396,863	9/20/2082	9/20/2082
24	W Hollywood	305	Public	366,579	3/28/2106	3/28/2106
25	Washington Dulles Airport Marriott	368	Public	930,015	9/30/2027	9/30/2027
	Weighted average remaining lease term (assuming all extension options)		47 years			
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		68%/27%/5%			

(1) Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2) All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3) No renewal term in the event the Lessor determines to discontinue use of building as a hotel.
(4) A condition of renewal is that the hotel's occupancy compares favorably to similar hotels for the preceding three years.

Host Hotels & Resorts

29

2019 Outlook Host Hotels & Resorts

2019 Outlook The Company estimates its 2019 operating results as compared to the prior year will change in the following range: Based upon the above parameters, the Company estimates its 2019 guidance as follows: See the 2019 Forecast Schedules and the Notes to Supplemental Financial Information for other assumptions used in the forecasts and items that may affect forecast results. Host Hotels & Resorts __________ Forecast comparable hotel results include 81 hotels that are assumed will be classified as comparable as of December 31, 2019. See the 2019 Forecast Schedules for a listing of hotels excluded from the full year 2019 comparable hotel set. Previous Full Year 2019 Guidance Current Full Year 2019 Guidance Change in Full Year 2019 Guidance to the Mid-Point Total comparable hotel RevPAR - Constant US$ (1) 0.0% to 2.0% 0.0% to 2.0% 0 bps Total revenues under GAAP 0.6% to 2.6% 0.1% to 2.1% (50 bps) Operating profit margin under GAAP 440 bps to 530 bps 460 bps to 550 bps 20 bps Comparable hotel EBITDA margins (50) bps to 10 bps (25) bps to 35 bps 25 bps Previous Full Year 2019 Guidance Current Full Year 2019 Guidance Change in Full Year 2019 Guidance to the Mid-Point Net income (in millions) $587 to $652 $619 to $683 $31.5 Adjusted EBITDAre (in millions) $1,515 to $1,580 $1,535 to $1,600 $20 Diluted earnings per common share $.78 to $.87 $.82 to $.91 $.04 NAREIT FFO per diluted share $1.72 to $1.81 $1.76 to $1.84 $.03 Adjusted FFO per diluted share $1.72 to $1.81 $1.76 to $1.84 $.03

2019 Outlook (unaudited, in millions, except per share amounts) Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts(1) (1) The forecasts are based on the below assumptions: Total comparable hotel RevPAR in constant US$ will increase 0.0% to 2.0% for the low and high end of the forecast range, which excludes the effect of changes in foreign currency. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, earnings per diluted share and Adjusted FFO per diluted share. Comparable hotel EBITDA margins will decrease 25 basis points or increase 35 basis points for the low and high ends of the forecasted RevPAR range, respectively. We expect to spend approximately $315 million to $350 million on ROI capital expenditures and approximately $235 million to $275 million on renewal and replacement capital expenditures. The above forecast assumes the sale of two additional properties. The transactions are subject to customary and other closing conditions which may not be satisfied and there can be no assurances that we will be able to complete the transactions at the prices assumed in the forecast. For a discussion of additional items that may affect forecasted results, see the Notes to Supplemental Financial Information. Host Hotels & Resorts Full Year 2019 Low-end of range High-end of range Net income $ 619 $ 683 Interest expense 177 177 Depreciation and amortization 697 697 Income taxes 28 29 EBITDA 1,521 1,586 Gain on dispositions (2) (2) Equity investment adjustments: Equity in earnings of affiliates (10) (10) Pro rata EBITDAre of equity investments 26 26 EBITDAre 1,535 1,600 Adjusted EBITDAre $ 1,535 $ 1,600 Full Year 2019 Low-end of range High-end of range Net income $ 619 $ 683 Less: Net income attributable to non-controlling interests (9) (10) Net income attributable to Host Inc. 610 673 Adjustments: Gain on dispositions (2) (2) Depreciation and amortization 693 693 Equity investment adjustments: Equity in earnings of affiliates (10) (10) Pro rata FFO of equity investments 20 20 Consolidated partnership adjustments: FFO adjustment for non-controlling interests of Host LP (7) (7) NAREIT FFO 1,304 1,367 Adjusted FFO $ 1,304 $ 1,367 Weighted average diluted shares - EPS, NAREIT and Adjusted FFO 741.8 741.8 Diluted earnings per common share $ 0.82 $ 0.91 NAREIT FFO per diluted share $ 1.76 $ 1.84 Adjusted FFO per diluted share $ 1.76 $ 1.84 ___________

2019 Outlook

Schedule of Comparable Hotel Results for 2019 Forecasts[1]

(unaudited, in millions, except hotel statistics)

	Full Year 2019	
	Low-end of range	High-end of range
Operating profit margin [2]	14.2%	15.1%
Comparable hotel EBITDA margin [3]	28.9%	29.5%
Net income	$ 619	$ 683
Depreciation and amortization	697	697
Interest expense	177	177
Provision for income taxes	28	29
Corporate level income/expense	76	76
Non-comparable hotel results, net [4]	(252)	(261)
Comparable hotel EBITDA	$ 1,345	$ 1,401

	Low-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net[4]	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$ 3,518	$ (534)	$ —	$ 2,984
Food and beverage	1,641	(248)	—	1,393
Other	372	(87)	—	285
Total revenues	5,531	(869)	—	4,662
Expenses				
Hotel expenses	3,934	(617)	—	3,317
Depreciation	697	—	(697)	—
Corporate and other expenses	113	—	(113)	—
Total expenses	4,744	(617)	(810)	3,317
Operating Profit - Comparable Hotel EBITDA	$ 787	$ (252)	$ 810	$ 1,345

	High-end of range			
		Adjustments		
	GAAP Results	Non-comparable hotel results, net[4]	Depreciation and corporate level items	**Comparable Hotel Results**
Revenues				
Rooms	$ 3,588	$ (544)	$ —	$ 3,044
Food and beverage	1,673	(252)	—	1,421
Other	379	(89)	—	290
Total revenues	5,640	(885)	—	4,755
Expenses				
Hotel expenses	3,978	(624)	—	3,354
Depreciation and amortization	697	—	(697)	—
Corporate and other expenses	113	—	(113)	—
Total expenses	4,788	(624)	(810)	3,354
Operating Profit - Comparable Hotel EBITDA	$ 852	$ (261)	$ 810	$ 1,401

---

(1) Forecast comparable hotel results include 81 hotels (of our 93 hotels owned at March 31, 2019) that we have assumed will be classified as comparable as of December 31, 2019. See "Comparable Hotel Operating Statistics" in the Notes to Supplemental Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2019. Also, see the notes to the "Reconciliation of Net Income to EBITDA, EBITDA*re*, and Adjusted EBITDA*re* and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts" for other forecast assumptions and further discussion of transactions affecting our comparable hotel set.

(2) Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the condensed consolidated statements of operations.

(3) Comparable hotel EBITDA margin is calculated as the comparable hotel EBITDA divided by the comparable hotel sales per the tables above.

(4) Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces and other non-hotel income. The following hotels are expected to be non-comparable for full-year forecast:

Acquisitions:
- Andaz Maui at Wailea Resort (acquired in March 2018)
- Grand Hyatt San Francisco (acquired in March 2018)
- Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018)
- 1 Hotel South Beach (acquired in February 2019)

Renovations:
- The Ritz-Carlton, Naples (business disruption beginning in the second quarter of 2018)
- San Francisco Marriott Marquis (business disruption beginning in the third quarter of 2018)
- Costa Mesa Marriott (business disruption in 2019)
- Minneapolis Marriott City Center (business disruption in 2019)
- San Antonio Marriott Rivercenter (business disruption in 2019)

Dispositions or properties under contract (includes forecast or actual results from January 1, 2019 through the anticipated or actual sale date):
- The Westin New York Grand Central (sold January 9, 2019)
- The Westin Mission Hills Golf Resort & Spa (sold April 2, 2019)
- Two unspecified dispositions

33

Host Hotels & Resorts

Notes to Supplemental Financial Information Host Hotels & Resorts

Notes to Supplemental Financial Information Forecasts Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Comparable Hotel Operating Statistics To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this presentation on a comparable hotel basis. Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties: (i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and (ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared. The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation. We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the 1 Hotel South Beach in February 2019. The hotel will not be included in our comparable hotels until January 1, 2021. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable. Host Hotels & Resorts

Notes to Supplemental Financial Information Comparable Hotel Operating Statistics (continued) Of the 93 hotels that we owned on March 31, 2019, 87 have been classified as comparable hotels. The operating results of the following hotels that we owned as of March 31, 2019 are excluded from comparable hotel results for these periods: Andaz Maui at Wailea Resort (acquired in March 2018); Grand Hyatt San Francisco (acquired in March 2018); Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018); 1 Hotel South Beach (acquired in February 2019); The Ritz-Carlton, Naples, removed in the second quarter of 2018 (business disruption due to extensive renovations including restoration of the façade that required closure of the hotel for over two months, coordinated with renovation and expansion of restaurant areas and renovation to the spa and ballrooms); and San Francisco Marriott Marquis, removed in the third quarter of 2018 (business disruption due to renovations of guestrooms, ballrooms, meeting space, and extensive renovations of the main lobby). The operating results of five hotels disposed of in 2019 and 2018 are not included in comparable hotel results for the periods presented herein. Host Hotels & Resorts Non-GAAP Financial Measures Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, (iv) Comparable Hotel Property Level Operating Results, (v) Credit Facility Leverage and Fixed Charge Coverage Ratios and (vi) Senior Notes EBITDA to Interest Coverage Ratio. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance. NAREIT FFO and NAREIT FFO per Diluted Share We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its “Funds From Operations White Paper – 2018 Restatement,” the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance. Adjusted FFO per Diluted Share We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share: Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of corporate income tax rates from 35% to 21% caused by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce the deferred tax assets and increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and therefore excluded this item from Adjusted FFO. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) EBITDA Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs. EBITDAre and Adjusted EBITDAre We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre: Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets. Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company. Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance. In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA, EBITDAre and Adjusted EBITDAre, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only) and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit. Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities. Comparable Hotel Property Level Operating Results We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves. Host Hotels & Resorts

Notes to Supplemental Financial Information Non-GAAP Financial Measures (continued) Because of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate the performance of our company as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance. We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management. Credit Facility Leverage and Fixed Charge Coverage Ratios and Senior Notes EBITDA to Interest Coverage Ratio Host’s credit facility and senior notes indenture contain certain financial covenants, including allowable leverage, fixed charge coverage and EBITDA to interest coverage ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”) and senior notes indenture (“Adjusted Senior Notes EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. The EBITDA to interest coverage ratio is defined as Adjusted Senior Notes EBITDA to interest expense as defined by our senior notes indenture. These calculations are based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. Under the terms of the credit facility and senior notes indenture, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. In this presentation we have presented our credit facility leverage and fixed charge coverage ratios and senior notes EBITDA to interest coverage ratio, which are considered non-GAAP financial measures. Management believes these financial ratios provide useful information to investors regarding our ability to access the capital markets and in particular debt financing. Limitations on Credit Facility and Senior Notes Credit Ratios These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP. Host Hotels & Resorts